[1]
AMENDED AND RESTATED BY-LAWS

OF

THE FIRST ISRAEL FUND, INC.



I ARTICLE

Offices

1.              Section   Principal Office .  The principal office of the
Corporation shall be in the City of Baltimore, State of Maryland.
2.
3.              Section   Principal Executive Office .  The principal
executive of the Corporation shall be at One Citicorp Center, 153 East 53rd Street, New York, New York 10022.
4.
5.              Section   Other Offices .  The Corporation may have such
other offices in such places as the Board of Directors may from time to time determine.
6.
7.
II ARTICLE      Meetings of Shareholders

1.              Section   Annual Meeting .  An annual meeting of the
Shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held during the 31-day period ending four months after the end of the Corporation's fiscal year.
2.
3.              Section   Special Meetings .  Special meetings of the
Shareholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the President, and shall be called by the Secretary at the written request of the holders of at least a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting upon payment by such Shareholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Shareholders by the Secretary of the Company. A written request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon at it.
4.
5. At any special meeting of the Shareholders, only such business shall be conducted as shall be properly brought before the meeting and has been indicated in the notice of meeting given in accordance with
Section 4 of this Article II. The Chairman of the special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or is not a proper subject for the meeting; any such business shall not be considered or transacted.
6.
7.              Section   Place of Meetings .  Annual and special meetings
of the Shareholders shall be held at such place as the Board of Directors may from time to time determine.
8.
9.              Section   Notice of Meetings; Waiver of Notice .  Written
notice of every meeting of Shareholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each Shareholder as of the record date fixed for the meeting who is entitled to notice of or to vote at such meeting. If mailed, such notice shall be directed to a Shareholder at his address as it shall appear on the books of the Corporation (unless he shall have filed with the Transfer Agent of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request). Such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid.
10.

11. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.
12.
13.             Section     Notice of Shareholder Business at Annual
Meetings. At any annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise be properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (x) be properly brought before the meeting by a Shareholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 5 and who is a Shareholder of record at the time such notice is delivered to the Secretary of the Corporation, and (y) constitute a proper subject to be brought before the meeting.
14.

15. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 45 days before the date in the then current year corresponding to the date on which the Corporation first mailed its notice and proxy materials for the annual meeting held in the prior year, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Shareholder's notice as described above.
16.
17. Any such notice by a Shareholder shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the Shareholder, (iv) a representation that the Shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) whether the Shareholder intends or is part of a group which intends to solicit proxies from other Shareholders in support of such business, and (vi) any material interest of the Shareholder in such business.
	Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject thereof and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Section 5, and, if he should so determine, he shall so declare to the meeting that any such business shall not be considered or transacted.

	 For the purpose of this Section 5 and Section 3 of Article III of these By-Laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Bloomberg or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or the Investment Company Act of 1940, as amended.


1.              Section   Quorum .  At all meetings of the Shareholders,
the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation.
In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from
any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters. 2.
3.              Section   Organization .  At each meeting of the
Shareholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as Chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
4.
5.              The Board of Directors of the Corporation shall be entitle
d to make such rules or regulations for the conduct of meetings of Shareholders as it shall deem necessary or appropriate. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of
the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary or appropriate for the proper conduct of the meeting, including, without limitation, establishing an order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.
6.
7.              Section   Voting .  Except as otherwise provided by statute
or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the Shareholders to one vote for every share of such stock standing in such Shareholder's name on the record of Shareholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii ) the thirtieth day before the meeting.
8.
9. Each Shareholder entitled to vote at any meeting of Shareholders may authorize another person or persons to act for him by a proxy signed by such Shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the Shareholders shall be authorized by a majority of the total votes cast at a meeting of Shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action (except with respect to election of directors which shall be by a plurality of votes cast).
10.
11. If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the Chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the Shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted. 12.
13.             Section   Fixing of Record Date .  The Board of Directors
may set a record date for the purpose of determining Shareholders entitled to notice and to vote at any meeting of the Shareholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the Shareholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.
14.
15.             Section   Inspectors .  The Board may, in advance of any
meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the Chairman of the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be Shareholders.
16.
17.             Section   Consent of Shareholders in Lieu of Meeting .
Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of Shareholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote thereat.
18.

I ARTICLE Board of Directors

1.              Section   General Powers .  Except as otherwise provided in
the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Shareholders by law or by the Articles of Incorporation or these By-Laws.
2.
3.              Section   Number of Directors .  The number of directors
shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be more than nine. Any vacancy created by an increase in Directors may be filled in accordance with Section 7 of this Article III.  No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term.  Directors need not be Shareholders.
4.
5.              Section     Director Nominations.  Only persons who are
nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Corporation may be made at an annual meeting of Shareholders or at a special meeting of Shareholders as to which the Corporation's notice of the meeting provides for election of directors, by or at the direction of the Board of Directors or by any Shareholder of the Corporation who is entitled to vote for the election of such nominee at the meeting, who complies with the notice procedures set forth in this Section 3 and who is a Shareholder of record at the time such notice is delivered to the Secretary of the Corporation.
6.
7.              Such nominations, other than those made by or at the
direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, (i) any notice of nomination(s) by a Shareholder given in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 45 days before the date in the then current year corresponding to the date on which the Corporation first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made, and (ii) any notice of nomination(s) given in connection with a special meeting as to which the Corporation's notice of the meeting provides for election of directors must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of such special meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of such special meeting was given or such public announcement was made.  In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a Shareholder's notice of nomination(s) as described above.
8.
9. Any such notice by a Shareholder shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of
1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii) as to the Shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such
Shareholder, (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such Shareholder, (C) a representation that the Shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination(s) and (D) whether the Shareholder intends or is part of a group which intends to solicit proxies from other Shareholders in support of such nomination(s).
At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee.
10.
11.             If a notice by a Shareholder is required to be given
pursuant to this Section 3, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation and the Board of Directors approves such reimbursement. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedur es prescribed by the By-Laws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
12.
13.             Section   Election and Term of Directors .  Each class of
Directors as to which vacancies exist shall be elected by written ballot at the annual meeting of Shareholders, or a special meeting held for that purpose unless otherwise provided by statute or the Articles of Incorporation. The term of office of each director shall be from the time of his election and qualification until the expiration of the term of his class, if nominated by a Shareholder, or until the annual election of directors next succeeding his election, if such director's nomination is made by or at the direction of the Board of Directors, and until his successor shall
14.

15.             Section   Resignation .  A director of the Corporation may
resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
16.
17.             Section   Removal of Directors .  Any director of the
Corporation may be removed for cause (but not without cause) by the Shareholders by a vote of seventy-five percent (75%) of the votes entitled to be cast for the election of directors.
18.
19.             Section   Vacancies .  Subject to the provisions of the
Investment Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of the Board of Directors in accordance with the Articles of Incorporation.
20.
21.             Section   Place of Meetings .  Meetings of the Board may be
held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.
22.
23.             Section   Regular Meeting .  Regular meetings of the Board
may be held without notice at such time and place as may be determined by the Board of Directors.
24.
25.             Section   Special Meetings .  Special meetings of the Board
may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.
26.
27.             Section   Annual Meeting .  The annual meeting of each newly
elected Board of Directors (including a Board of Directors to which only one class of Directors has been newly elected) shall be held as soon as practicable after the meeting of Shareholders at which directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of Shareholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.
28.
29.             Section   Notice of Special Meetings .  Notice of each
special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting.
  Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.
30.
31.             Section   Waiver of Notice of Meetings .  Notice of any
special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.
32.
33.             Section   Quorum and Voting .  One-third, but not less
than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the Investment
Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of
1940, as amended, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
34.
35. For purposes of this Section 14, a member who attends any meeting of the Board of Directors via telephone or teleconferencing shall be deemed to be present in person at any meeting of the Board of Directors, except as otherwise provided by statute, by the Articles of Incorporation or by these  By-Laws.
36.
37.             Section   Organization .  The Board may, by resolution
adopted by a majority of the entire Board, designate a Chairman of the
Board, who shall preside at each meeting of the Board.  In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.
38.
39.             Section   Written Consent of Directors in Lieu of a Meeting
 . Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.
40.
41.             Section   Compensation .  Directors may receive compensation
for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.
42.
43.             Section   Investment Policies .  It shall be the duty of the
Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the Prospectus included in the registration statement of the Corporation covering the initial public offering of shares of its capital stock, as filed with the Securities and Exchange Commission (or as such investment policies and restrictions may be modified by the Board of Directors or, if required, by majority vote of the Shareholders of the Corporation in accordance with the Investment Company Act of 1940, as amended) and as required by the Investment Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day to day operations to one or more individuals or corporate management companies and/or investment advisers pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the Shareholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.
44.
45.             Section   Asset Value .  The Board of Directors shall
determine the times and method of calculation of the net asset value per share of the Fund subject to conditions with the requirements of the 1940 Act.
46.
47.
II ARTICLE Committees

1.              Section   Committees of the Board .  The Board of Directors
may from time to time, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board, each such committee to consist of one or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.
2.
3.              Section   General .   A majority of all members of any
such committee may determine its action, and fix the time and place of its meetings, unless the Board shall otherwise determine. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.
4.
5.
II ARTICLE Officers, Agents and Employees

1.              Section   Number of Qualifications .  The officers of
the Corporation shall be a President, who shall be a director of the Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers,.
agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument as an officer in more than one capacity.  Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of Shareholders, each to hold office until the meeting of the Shareholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.  The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.
2.
3.              Section   Resignations .  Any  officer  of  the Corporation
may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.
4.
5.              Section   Removal of Officer, Agent or Employee .  Any
officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
6.
7.              Section   Vacancies .  A vacancy in any office, either
arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.
8.
9.              Section   Compensation .  The compensation of the officers
of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.
10.
11.             Section   Bonds or Other Security .  If required by the
Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.
12.
13.             Section   President .  The President shall be the chief
executive officer of the Corporation.  In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the Shareholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.
14.
15.             Section   Vice President .  Each Vice President shall have
such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.
16.
17.             Section   Treasurer .  The Treasurer shall
18.
(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Corporation;
(b)
(c) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
(d)
(e) cause all moneys and other valuables to be deposited to the credit of the Corporation;
(f)
(g) receive, and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;
(h)
(i) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and
(j)
(k) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.
(l)
19.             Section   Secretary .  The Secretary shall
20.
(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the Shareholders;
(b)
(c) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
(d)
(e) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
(f)
(g) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(h)
(i) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.
(j)
21.             Section   Delegation of Duties .  In case of the absence of
any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.
22.

I ARTICLE Indemnification

		Each officer and director of the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, including the advancing of expenses, except that such indemnity shall not protect any such person against any liability to the Corporation or any Shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent counsel or nonparty independent directors, after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

		The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General Laws of the State of Maryland, from liability arising from his activities as officer or director of the Corporation. The Corporation, however, may not purchase insurance on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its Shareholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

		The Corporation may indemnify or purchase insurance to the extent provided in this Article VI on behalf of an employee or agent who is not an officer or director of the Corporation.


I ARTICLE Capital Stock

1.              Section   Stock Certificates .  Each holder of stock of the
Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

1.              Section   Books of Accounts and Record of Shareholders .
There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any Shareholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.
2.
3.              Section   Transfers of Shares .  Transfers of shares of
stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of Shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.
4.
5.              Section   Regulations .  The Board may make such additional
rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
6.
7.              Section   Lost, Destroyed or Mutilated Certificates .
The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.
8.
9.              Section   Fixing of a Record Date for Dividends and
Distributions .  The Board may fix, in advance, a record date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution. Once the Board of Directors fixes a record date as the record date for the determination of the Shareholders entitled to receive any such dividend or distribution, in such case only the Shareholders of record at the time so fixed shall be entitled to receive such dividend or distribution.
10.
11.             Section   Information to Shareholders and Others .  Any
Shareholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its Shareholders, annual statements of its affairs, and voting trust agreements on file at its principal office.
12.

I ARTICLE Seal

		The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


I ARTICLE Fiscal Year

		The fiscal year shall be determined by the Board by resolution.


I ARTICLE Depositories and Custodians

1.              Section   Depositories .  The funds of the corporation
shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.
2.
3.              Section   Custodians .  All securities and other investments
shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.
4.

I ARTICLE Execution of Instruments

1.              Section   Checks, Notes, Drafts, etc.   Checks, notes,
drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.
2.
3.              Section   Sale or Transfer of Securities .  Stock
certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.
4.
5.
II ARTICLE Independent Public Accountants

		The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the Shareholders in accordance with the provisions of the Investment Company Act of 1940, as amended.


I ARTICLE Annual Statement

		The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the Shareholders based upon each such examination shall be mailed to each Shareholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of Shareholders and be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the Securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.


I ARTICLE Amendments

		The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to amend, alter or repeal these By-Laws at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

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297358.03-New York S4A